UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2025

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 West 18th Street, 7th Floor, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of New Equity and Cash Award Agreements; Grant of Equity and Cash Awards

On December 18, 2025, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of WW International, Inc. (the “Company”) and the Board of Directors of WW International, Inc. (the “Board”) approved and adopted new forms of award agreement with respect to grants of performance-based restricted stock units (“PSUs”), service-based restricted stock units (“RSU”) and performance-based cash awards (“Cash Awards”) under the Company’s 2025 Stock Incentive Plan (the “Plan”), to be used for grants of equity and cash awards to the Company’s executive officers and other employees (the “Award Agreements”).

Each PSU represents the right to receive a share (a “Share”) of the Company’s common stock, no par value (the “Common Stock”), upon the PSU becoming vested over a designated performance period (with the current performance period covering the three years commencing on January 1, 2026, and ending on January 1, 2029) (the “Performance Period”). The number of PSUs that become eligible to vest is determined based on achievement of specified performance-based vesting conditions. In connection with the PSUs granted on December 18, 2025 (as described below) the applicable performance-based vesting condition was a stock price vesting condition as follows: (i) with respect to 50% of the PSUs, the volume weighted average closing price of the Common Stock, as measured over a period of 20 trading days ending on the final day of the Performance Period, and (ii) with respect to 50% of the PSUs, the rolling 20-day volume weighted average closing price of the Common Stock, measured as of January 1, 2027 and each subsequent six month anniversary of January 1, 2027, through and including the final day of the Performance Period. PSUs that become eligible to vest based on achievement of the performance-based stock price vesting condition will vest upon the conclusion of the Performance Period, generally subject to continued employment through the vesting date. In the case of qualifying terminations of employment without cause or due to death or disability, a pro-rata portion of the PSUs (determined based on the number of days that the participant was employed during the Performance Period) will remain outstanding as of such termination of employment and either, (a) if the PSUs have become eligible to vest, immediately vest upon the employment termination date, or (b) if the PSUs have not become eligible to vest, remain outstanding and eligible to vest upon achievement of the underlying performance-based stock price vesting condition. In connection with a Change in Control (as defined in the Plan), the last day of the Performance Period will be the day of the Change in Control and the performance-based stock price vesting condition will be measured based on the price per Share in such Change in Control.

Each RSU represents the right to receive a Share upon the RSU becoming vested. RSUs granted on December 18, 2025 vest in substantially equal ratable installments on each of January 1, 2027, 2028 and 2029, in each case generally subject to continued employment through the applicable vesting date. In the case of qualifying terminations of employment without cause or due to death or disability, the next tranche of RSUs that would have become vested on the vesting date immediately following such termination of employment will immediately vest upon the employment termination date.

Each Cash Award represents the right to receive an amount in cash calculated by multiplying the target Cash Award by a percentage determined based on the Company’s achievement of specified performance goals over the Performance Period. In connection with the Cash Awards granted on December 18, 2025, the applicable performance goal is a stock price vesting condition applied as follows. With respect to 50% of the Cash Award, the stock price is measured as the volume weighted average closing price of the Common Stock, as measured over a period of 20 trading days ending on the final day of the Performance Period, and with respect to 50% of the Cash Award, the stock price is measured as the rolling 20-day volume weighted average closing price of the Common Stock, measured as of January 1, 2027 and each subsequent six month anniversary of January 1, 2027, through and including the final day of the Performance Period. The portion of the Cash Award that becomes eligible to vest based on the applicable stock price will vest and will be settled in cash upon the conclusion of the Performance Period, generally subject to continued employment through the vesting date. In the case of qualifying terminations of employment without cause or due to death or disability, a pro-rata portion of the Cash Award (determined based on the number of days that the participant was employed during the Performance Period) will remain outstanding as of such termination of employment and either, (a) if such portion of the Cash Award has been earned based on achieved the underlying stock price performance condition, immediately vest upon the employment termination date, or (b) if such portion of the Cash Award has not been earned based on achievement of the underlying stock price performance condition, remain outstanding and eligible to vest upon achievement of the underlying stock price performance condition. In connection with a Change in Control (as defined in the Plan), the last day of the Performance Period will be the day of the Change in Control and the stock price used to determine whether any then-unearned portion of the Cash Award has become earned and eligible to vest will be measured based on the price per Share in such Change in Control.

The foregoing summary of the material terms of each of the Award Agreements described above does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each agreement, a copy of which will be filed with Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

On the same day as the Committee and the Board approved and adopted the Award Agreements, the following grants of PSUs, RSUs and Cash Awards were granted to each of our named executive officers:

Name	PSUs (target # shares)	RSUs (# shares)	Cash Award (target $)
Tara Comonte	54,000	120,000	$3,780,000
Felicia DellaFortuna	8,100	18,000	$567,000
Jacquie Cooke	7,800	17,333	$546,000

Approval of Compensation Increase

On December 18, 2025, the Committee and the Board approved an increase in the base salary of Felicia DellaFortuna, the Company’s Chief Financial Officer, to $600,000 per annum, effective as of December 15, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: December 23, 2025	By:	/s/ Jacqueline Cooke
	Name:	Jacqueline Cooke
	Title:	Chief Legal and Administrative Officer and Secretary

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